UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 2, 2010

ANAVEX LIFE SCIENCES CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-51652	20-8365999
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

27 Marathonos Ave., 15351 Athens, Greece
(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code 30 210 603 4026

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Contract Lease Agreement

On February 1, 2010, we entered into a contract lease agreement with Euro Genet Labs SA, whereby Euro Genet Labs agreed to provide our company with research facilities for us to conduct our research and development program for a monthly rent of US $125,000. The agreement is for three years and may be terminated by either party by giving three months written notice.

Amendment to Consulting Agreement

On January 2, 2010 we signed a second amended consulting agreement with Cameron Durrant, whereby we retained the services of Mr. Durrant as our Executive Chairman commencing as of January 2, 2010. In consideration of Mr. Durrant’s services, we agreed to pay him a monthly fee of $25,000, paid every month, effective which equates to $300,000 base over the course of one year. We agreed to pay this base amount gross every calendar month. The term of this agreement is for a period of two years commencing on January 2, 2010 and expiring on January 1, 2012.

The information required by this Item 1.01 is also included under Item 3.02 of this current report on Form 8-K.

Item 1.02 Termination of a Material Definitive Agreement.

The information required by this Item 1.02 is included under Item 5.02 of this current report on Form 8-K.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information required by this Item 2.03 is included under Items 1.01 and 3.02 of this current report on Form 8-K.

Item 3.02 Unregistered Sales of Equity Securities.

Shares for Debt

On May 15, 2008, we terminated the services of Panos Kontzalis, our former Chief Executive Officer and agreed to a severance package consisting of the issuance of 65,000 shares of our common stock. In addition, we issued a promissory note payable to him in the amount of $200,000. This promissory note was without interest and had specified repayment terms. We repaid $100,000 in accordance with the repayment terms. On February 12, 2010, we settled the $100,000 balance owing by issuing 49,505 shares of our common stock to him.

We issued the shares to one non-U.S. person (as that term is defined in Regulation S of the Securities Act of 1933) in an offshore transaction in which we relied on the registration exemption provided for in Regulation S of the Securities Act of 1933.

Convertible Loan Agreement

On February 22, 2010, we entered into a convertible loan agreement wherein one investor agreed to loan our company a total of $1,000,000. The loan is unsecured and convertible into shares of our common stock. The loan bears interest at a rate of 20% per annum and is to be paid in full on February 22, 2012. We may prepay any portion of the principal and interest amount of the loan at any time after February 22, 2011 by giving 30 days written notice to the holder. At any time after August 22, 2010 until the loan is repaid, the holder may exercise its right to convert all or a portion of the total outstanding amount of the loan as of that date into shares of our common stock at $2.35 per share. We granted the holder piggyback registration rights with respect to the shares underlying the loan, which is to be in effect from the date of issuance of the shares until the shares are eligible for sale pursuant to Rule 144 under the Securities Act of 1933.

We issued the security to one non-U.S. person (as that term is defined in Regulation S of the Securities Act of 1933) in an offshore transaction in which we relied on the registration exemption provided for in Regulation S of the Securities Act of 1933.

Private Placement Subscription Agreements

On April 5, 2010 we sold an aggregate of 92,499 units of our securities at a purchase price of $2.60 per unit for gross proceeds of $240,497.50. Each unit consists of one share of common stock in the capital of our company and one-half of one common share purchase warrant. One full warrant entitles the holder to purchase one additional share of common stock at a price of $3.50 per warrant share for a period of one year.

The offer and sale of the units occurred outside of the United States. We issued the units to four non-U.S. persons (as that term is defined in Regulation S of the Securities Act of 1933) in offshore transactions in which we relied on the registration exemption provided for in Regulation S of the Securities Act of 1933.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Termination of Consulting Agreement

On June 16, 2009, we appointed Dr. Herve de Kergrohen as our Chief Executive Officer pursuant to a consulting agreement effective June 12, 2009. The agreement was for a period of two years and either party could terminate the agreement by providing the other party with 60 days written notice. The consulting agreement was terminated on March 1, 2010 and Dr. de Kergrohen is no longer employed by our company. We terminated the consulting agreement with Dr. de Kergrohen because it was agreed that Dr. de Kergrohen was not able to secure significant financings required for Phase 1 clinical trials and general working capital and we could no longer incur the high contractual costs of his consulting agreement. As per his consulting agreement, Dr. De Kergrohen was paid 2 months pay as severance.Dr. de Kergrohen still remains one of our directors, but our board of directors has not nominated him as a candidate for a director at our next annual meeting of stockholders.

Upon the termination of Dr. de Kergrohen, Harvey Lalach, our President, Chief Financial Officer, Secretary, a director of our company and chair of our nomination committee, has acted as our principal executive officer.

For the past 22 years Mr. Lalach has been involved in various aspects of the securities industry. From 1986 through to 1997 he was involved in various roles in financial institutions starting at the Vancouver Stock Exchange and later working in securities related roles for BMO Nesbitt Burns and TD Bank. For the past 10 years Mr. Lalach has focused on the operation and administration of numerous start-up US and Canadian public companies serving as both director and officer in various capacities. Most recently Mr. Lalach served as President and CEO for Assure Energy, Inc. (OTCBB: ASUR) and Quarry Oil & Gas Corp. (TSXV: QUC). Throughout his career, Mr. Lalach has gained extensive experience in the management and governance of listed public companies.

We believe Mr. Lalach is qualified to serve on our board of directors because of his knowledge of our company’s history and current operations, which he gained from serving as our President, Chief Financial Officer and a director of our company, in addition to his business experiences described above.

There are no family relationships between Mr. Lalach and any director or executive officer of our company.

We have a consulting agreement dated February 1, 2007 with Mr. Lalach to provide management services to our company for consideration of $7,000 per month. The contract had a two year term, and has been extend for an additional two year term expiring January 31, 2011. During the fiscal year ended September 30, 2008, we agreed to increase the compensation of Mr. Lalach to $12,500 per month. Mr. Lalach also has stock options to acquire 150,000 shares of our common stock at an exercise price of $5.00 until June 3, 2013.

Re-pricing of Stock Options

On March 26, 2010, we re-priced an aggregate of 600,000 stock options granted to directors of our company, to an exercise price of $3.10 per share to reflect the current market price of shares of our common stock.

Item 9.01. Financial Statements and Exhibits.

Exhibits

10.1	Second Amended Consulting Agreement with Dr. Cameron Durrant dated January 2, 2010
10.2	Contract Lease Agreement with Euro Genet Labs SA dated February 1, 2010
10.3	Form of Subscription Agreement
10.4	Form of Warrant Certificate
10.5	Form of Convertible Loan Agreement
99.1	News Release dated April 9, 2010

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANAVEX LIFE SCIENCES CORP.

/s/ Harvey Lalach
Harvey Lalach
President, Chief Financial Officer, Secretary and Director
Date: April 9, 2010